Exhibit 32

In connection with the Annual Report of Safe Technologies International, Inc. (the "Company") on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher L. Kolb, President (principal executive officer) and Richard P. Sawick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge and belief:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 5, 2010

By:	/s/ Christopher L. Kolb
Christopher L. Kolb, President (principal executive officer)
Date: April 5, 2010

Christopher L. Kolb, President (principal executive officer)

By:	/s/ Richard P. Sawick
Richard P. Sawick, Chief Financial Officer